ARTICLES OF INCORPORATION
OF
SPIRIT OF AMERICA INVESTMENT FUND, INC.

Spirit of America Investment Fund, Inc., a Maryland corporation (the “Corporation”) having its principal office in Syosset, New York, hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of shares of all classes of capital stock which the Corporation had authority to issue was two billion five hundred million (2,500,000,000) shares, having a par value of one-tenth of one cent ($0.001) per share, with such capital stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000).

THIRD: Heretofore, the shares of authorized capital stock of the Corporation were classified as, and allocated to, five separate classes as follows:

Name of Class	Number of Shares of Capital Stock Classified and Allocated
Spirit of America Real Estate Income and Growth Fund - Class A Shares	500,000,000
Spirit of America Real Estate Income and Growth Fund - Class B Shares	500,000,000
Spirit of America Large Cap Value Fund	500,000,000
Spirit of America High Yield Tax Free Bond Fund	500,000,000
Spirit of America Income Fund – Class A Shares	500,000,000

FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation at a meeting duly convened and held on May 8, 2013, adopted resolutions which: (i) increased the aggregate number of shares of capital stock the Corporation is authorized to issue from two billion five hundred million (2,500,000,000) shares to three billion (3,000,000,000) shares; (ii) established and designated a new class of shares, Spirit of America Income & Opportunity Fund – Class A Shares (“Income & Opportunity Fund”), representing investment in a separate pool of securities; and (iii) allocated authorized shares to such classes in the following manner:

Name of Class	Number of Shares of Capital Stock Classified and Allocated
Spirit of America Real Estate Income and Growth Fund - Class A Shares	500,000,000
Spirit of America Real Estate Income and Growth Fund - Class B Shares	500,000,000
Spirit of America Large Cap Value Fund – Class A Shares	500,000,000
Spirit of America High Yield Tax Free Bond Fund – Class A Shares	500,000,000
Spirit of America Income Fund – Class A Shares	500,000,000
Spirit of America Income & Opportunity Fund – Class A Shares	500,000,000

FIFTH: After giving effect to the Board of Director’s actions to increase the number of shares of capital stock, and establish and designate the new class, the total number of shares of capital stock which the Corporation has authority to issue is three billion (3,000,000,000) shares, having a par value of one-tenth of one cent ($0.00l) per share, with such capital stock having an aggregate par value of three million dollars ($3,000,000), and such shares of authorized capital stock are classified as, and allocated to, six separate classes as follows:

Spirit of America Real Estate Income and Growth Fund - Class A Shares	500,000,000
Spirit of America Real Estate Income and Growth Fund - Class B Shares	500,000,000
Spirit of America Large Cap Value Fund – Class A Shares	500,000,000
Spirit of America High Yield Tax Free Bond Fund – Class A Shares	500,000,000
Spirit of America Income Fund – Class A Shares	500,000,000
Spirit of America Income & Opportunity Fund – Class A Shares	500,000,000

SIXTH: The terms of the shares of each class of capital stock designated above are as set forth in the Corporation’s Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 15, 1997, as amended by Articles Supplementary filed February 27, 2001, Articles of Amendment filed on July 18, 2002, Articles Supplementary filed on July 19, 2002, Articles of Amendment filed on June 19, 2006, Articles Supplementary filed on September 26, 2007 and Articles Supplementary filed on November 12, 2008.

SEVENTH: Shares in the Income & Opportunity Fund shall represent an interest in a separate portfolio of the Corporation, and shall have an exclusive interest in the assets and liabilities of such portfolio. Each share of the Income & Opportunity Fund shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share of common stock of the Corporation. On each matter submitted to a vote of stockholders of the Corporation, each holder shall be entitled to one vote for each share standing in his name on the books of the Corporation; provided, however, that shares of the Income & Opportunity Fund and each respective class of shares of the Spirit of America Real Estate Income and Growth Fund, Spirit of America Large Cap Value Fund, Spirit of America High Yield Tax Free Bond Fund and Spirit of America Income Fund shall be entitled to a separate vote as to any matter with respect to which a separate vote by portfolio is required by the Investment Company Act of 1940 or the Maryland General Corporation law.

EIGHTH: The classification described herein was effected by the Board of Directors of the Corporation pursuant to a power contained in Section 7(1)(c) and 7(1)(d) of the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned President of Spirit of America Investment Fund, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date:	July 10, 2014	By:	/s/ David Lerner
David Lerner, President
Attest:	Joseph C. Pickard
Syosset, New York

Syosset, New York (ss)

Subscribed and sworn to before me this _10__ day of July, 2014.

/s/ Rande Hirsch
Notary Public, State of New York
No. 01HI6034975
Qualified in Nassau County
Commission Expires 12/20/2017

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